UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to §240.14A-12

LESAKA TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)
___________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[   ] Fee paid previously with preliminary materials.

[   ] Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

LESAKA TECHNOLOGIES, INC.
______________________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

to be held on August 3, 2026
______________________

To the Shareholders of Lesaka Technologies, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Lesaka Technologies, Inc. will be held at our principal executive offices located at 7 Parks Boulevard, Oxford Parks, 1st Floor, Dunkeld, Johannesburg, 2196, South Africa on August 3, 2026 at 15:00 local time (9:00 am Eastern Time), for the following purposes:

1. To approve, for purposes of complying with Nasdaq Listing Rule 5635(c), the grant of a share option to Mr. Ali Mazanderani, our Executive Chairman, pursuant to a share option agreement (the "Share Option Agreement Proposal").

2. To transact such other business and act upon any such other matters which may properly come before the meeting or any adjournment or postponement of the meeting.

Our Board of Directors (our "Board") has fixed the close of business on June 15, 2026, as the record date for determining shareholders entitled to notice of and to vote at the meeting. A list of the shareholders as of the record date will be available for inspection by shareholders at our principal executive offices during business hours for a period of ten days prior to the meeting.

Sincerely,

Kuben Pillay

Director and Lead Independent Director

Johannesburg, South Africa

July 2, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 3, 2026. A complete set of proxy materials relating to our special meeting is available on the internet. These materials, consisting of the Notice of Special Meeting of Shareholders and Proxy Statement, including the proxy card, may be viewed and downloaded at https://materials.proxyvote.com/64107N.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy accompanying this notice as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must request and obtain a proxy issued in your name from that record holder. You may also submit your proxy via the internet as specified in the accompanying internet voting instructions. Shareholders registered on our South African Branch Register ("South African Shareholders") are referred to the special instructions contained on page 2 of this proxy statement.

LESAKA TECHNOLOGIES, INC.
______________________

VOTING RIGHTS AND PROCEDURES

Shareholders as of the close of business on June 15, 2026, the record date, may attend and vote at the meeting. Each share is entitled to one vote. There were 85,796,794 shares of common stock outstanding on the record date.

We anticipate that this proxy statement and the form of proxy relating to our meeting will be mailed to our shareholders commencing on or about July 3, 2026.

A majority of the total number of outstanding shares of common stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the meeting. Shareholders who are present at the meeting in person or by proxy and who abstain will be treated as present for purposes of determining whether a quorum is present. In the event that there are not sufficient votes to approve any proposal at the meeting, the meeting may be adjourned in order to permit the further solicitation of proxies. The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes and abstentions.

At the meeting of shareholders, shareholders will be asked to vote on the following proposal:

• Proposal No. 1 - The Share Option Agreement Proposal will be approved if the votes cast in favor of the proposal exceed the number of votes cast against the proposal. You may vote for or against the proposal or you may abstain from voting. Abstentions and broker non-votes will not affect the outcome of the vote.

If you provide your voting instructions on your proxy, your shares will be voted as you instruct, and, if a proposal comes up for a vote at the meeting that is not on the proxy, according to the best judgment of the persons named in the proxy.

If you do not indicate a specific choice on a proxy that you sign and submit, your shares will be voted:

  FOR the approval of the Share Option Agreement Proposal.

If your shares are held in "street name," and you do not instruct the bank or broker how to vote your shares on Proposal 1, the bank or broker may not exercise discretion to vote for or against this proposal. These shares will not be counted as having been voted on the applicable proposal. Please instruct your bank or broker so your vote can be counted.

Revocability of Proxies

You may revoke your proxy at any time prior to exercise of the proxy by delivering a written notice of revocation or a duly executed proxy with a later date by mail to our corporate secretary at Lesaka Technologies, Inc., P.O. Box 2424, Parklands 2121, South Africa, or by attending the meeting and voting in person. If you hold shares in "street name", you must contact that firm to revoke any prior voting instructions.

Internet Availability of Proxy Materials

A complete set of proxy materials relating to our special meeting is available on the internet. These materials, consisting of the Notice of Special Meeting of Shareholders and Proxy Statement, including the proxy card, may be viewed and downloaded at https://materials.proxyvote.com/64107N.

Market Information

Our common stock is listed on The Nasdaq Global Select Market ("Nasdaq") in the United States under the symbol "LSAK" and, via a secondary listing, on the Johannesburg Stock Exchange ("JSE"), in South Africa under the symbol "LSK". Nasdaq is our principal market for the trading of our common stock. Our transfer agent in the United States is Computershare Shareowner Services LLC, 480 Washington Blvd., Jersey City, New Jersey 07310. Our transfer agent in South Africa is JSE Investor Services (Pty) Ltd ("JSE Investor Services"), One Exchange Square, 2 Gwen Lane, Sandown, Sandton, 2196, South Africa.

Special Instructions to South African Shareholders

We are required to comply with certain South African regulations related to the circulation and tabulation of proxies issued to our shareholders who hold their shares on the South African Branch Register ("SA Shareholders"). The proxy form marked "Lesaka Technologies, Inc. Proxy for Shareholders Registered on South African Branch Register" must be used by SA Shareholders. The South African proxy must be lodged, posted or emailed to JSE Investor Services so as to reach them by 16:00, local time, on July 27, 2026. SA Shareholders that have already dematerialized their shares through a Central Securities Depository Participant ("CSDP") or broker, other than with own-name registration, should not complete the South African proxy. Instead, they should provide their CSDP or broker with their voting instructions or, alternatively, they should inform their CSDP or broker of their intention to attend the special meeting in order for their CSDP or broker to be able to issue them with the necessary authorization to enable them to attend such meeting. SA Shareholders that hold their shares in certificated form or dematerialized own-name registration should complete the South African proxy and return it to JSE Investor Services.

Solicitation

The Board is soliciting your proxy to vote your shares at the meeting. We will bear the entire cost of the solicitation, including the preparation, assembly, and, to the extent applicable, printing and mailing of this proxy statement, including the proxy card and any additional solicitation materials furnished to our shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. We may reimburse these persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contacts, telephone, facsimile, electronic mail or any other means by our directors, officers or employees. No additional compensation will be paid to our directors, officers or employees for performing these services. Except as described above, we do not presently intend to solicit proxies other than by mail.

PROPOSAL TO BE VOTED ON AT THE MEETING

PROPOSAL NO. 1: APPROVE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(C), THE GRANT OF A SHARE OPTION TO MR. ALI MAZANDERANI, OUR EXECUTIVE CHAIRMAN, PURSUANT TO A SHARE OPTION AGREEMENT

We are asking you to approve the share option granted to Mr. Mazanderani, which was approved by the Board on May 12, 2026, subject to shareholder approval at this Special Meeting. In this proxy statement, we refer to the share option granted to Mr. Mazanderani as the "Option Award" and the Share Option Agreement as the "Option Agreement." The full text of the Option Agreement is attached hereto as Appendix A. The Option Award represents the right of Mr. Mazanderani to purchase shares of our common stock at $5.00 per share, which was in excess of the market price of the common stock on the date of approval by the Board, provided that Mr. Mazanderani remains continuously employed by us through April 1, 2028.

Nasdaq Listing Rule 5635(c) requires approval by a listed company's shareholders with respect to the establishment of any equity compensation arrangement pursuant to which stock may be acquired by officers, directors, employees, or consultants, regardless of whether or not such authorization is required by law or by the listed company's charter. The Option Agreement provides that we are not obligated to issue shares underlying the Option Award unless our shareholders have voted to approve the Option Agreement. Further, the Option Agreement provides that if our shareholders do not approve the Option Award, then the Option Award shall be forfeited. We are therefore seeking shareholder approval to comply with the rules and regulations of Nasdaq and the terms of the Option Agreement.

Reasons for the Option Award

Our Board believes it important to our continued success and is in the best interests of the shareholders to retain Mr. Mazanderani as Executive Chairman with a long-term compensation agreement that is highly aligned with continued shareholder returns. The Board believes that the Option Award is designed to continue to incentivize Mr. Mazanderani and to provide ongoing benefit to the shareholders of our company. Specifically, we believe that the Option Award benefits shareholders in the following ways:

1. The Option Award creates incentive for Mr. Mazanderani's continued, long-term service and high level of performance.

The Board believes that Mr. Mazanderani's ongoing active and engaged service is critical to the continued development and long-term interest of our company. The structure of this compensation agreement provides significant motivation for Mr. Mazanderani to deliver shareholder returns and to manage the business with a long-term perspective. While Mr. Mazanderani holds vested options to acquire 4,000,000 shares at exercise prices ranging from $6.00 to $14.00 per share pursuant to a prior award, those options are currently out of the money. The Board determined that a new award with an exercise price closer to our current trading price provides a meaningful near-term incentive for Mr. Mazanderani to continue driving performance through the next phase of our development.

2. Mr. Mazanderani only receives value if the share price appreciates.

The exercise price set forth in the Option Agreement is at a premium to the market price of the common stock on the date of approval by the Board. Mr. Mazanderani only receives value if the share price appreciates in excess of the exercise price, which aligns his interests with those of our shareholders.

Option Award Overview

Below is an overview of the Option Award. See Appendix A for the full Option Agreement which includes the definition of certain capitalized terms.

Award Terms	Details
Option Award	1,000,000 share options.
Equity Type	Options to acquire common stock.
Exercise Price	1,000,000 share options at an exercise price of US$5.00 per share.
Exercise Date	Mr. Mazanderani may only exercise the vested Option Award after April 1, 2029.
Expiration Date	April 1, 2030.
Employment Requirement	The Option Award will vest on April 1, 2028, subject to Mr. Mazanderani's continuous employment through this date.
Termination of Employment	No acceleration of vesting upon termination of employment, death or disability.
Change in Control	No automatic acceleration of vesting upon a change in control of our company.
Exercise Methods:

Exercise Methods:

1. Cash: exercise price is paid in cash upon exercise of options.

2. Offset: if acceptable to us, through an offset against amounts owed by us to Mr. Mazanderani.

3. Tender of Stock: by tender to us of shares held by Mr. Mazanderani, including shares deliverable upon exercise of the Option Award.

4. Broker-Assisted Cashless Exercise.

5. Net Exercise: via the exercise of all or any vested portion of the Option Award without payment of the Exercise Price in cash, pursuant to which we will issue to Mr. Mazanderani a number of whole Shares determined in accordance with an agreed formula per the Option Agreement.

6. By any other means acceptable to us.

7. A combination of the foregoing.

Clawback	The Option Award is subject to our clawback policy, as in effect from time to time.

Material Terms of the Proposed Option Award

Option Award Value and Exercise Price

The Option Award consists of an option to acquire 1,000,000 shares of common stock at an exercise price of $5.00 per option.

Equity Type

The Option Award is exercisable for underlying shares of our common stock. Mr. Mazanderani will only realize value from the Option Award if he exercises the Option Award when our stock price exceeds the exercise price. The Option Award is not being made under our 2022 Amended and Restated Stock Incentive Plan.

 Employment Requirement

 The Option Award will only vest if Mr. Mazanderani remains continuously employed with us from May 12, 2026 to April 1, 2028 (the "Vesting Condition").

Term of Option Award

 Provided Mr. Mazanderani satisfies the Vesting Condition (subject to the terms described in "-Effect of Death or Disability"), the Option Award may only be exercised by Mr. Mazanderani after April 1, 2029. Mr. Mazanderani has up to one year to exercise the Option Award (whether in respect of all or a portion of the shares forming part of the Option Award). After April 1, 2030 (the "Option Expiration Date"), the Option Award is no longer exercisable under any circumstances.

 Termination of Employment

 There is no acceleration of vesting of the Option Award if the employment of Mr. Mazanderani is terminated, if he dies, or becomes disabled and the Vesting Condition is not met. In other words, termination of Mr. Mazanderani's employment with us prior to April 1, 2028, will preclude his earning the then unvested Option Award. Unless the Committee (as defined below) provides otherwise, vesting of the Option Award will be suspended during any unpaid leave of absence by Mr. Mazanderani.

Effect of Death or Disability

 In the event of Mr. Mazanderani's death or the termination of his employment due to Disability (as defined in the Option Agreement) and the Vesting Condition has occurred, the Option Award will be exercisable (either by Mr. Mazanderani, his legal representative or other person who acquired the right to exercise the Option Award, as applicable) during the period commencing on the date such event occurs and ending on April 1, 2030. Any remaining unexercised portion of the Option Award will terminate on the Option Expiration Date.

 For clarity, in the event of Mr. Mazanderani's death or the termination of his employment due to Disability (as defined in the Option Agreement) and the Vesting Condition has not occurred, the Option Award will not vest or become exercisable under any circumstance.

Change in Control

If a change in control event occurs, the parties to such transaction may elect to have a successor entity assume or continue the Option Award, or substitute the Option Award with new awards, with appropriate adjustments. To the extent that such an election is not made, the Option Award will terminate and either (i) we will pay the difference between the sale price for the shares and the aggregate exercise price or (ii) Mr. Mazanderani will be allowed to exercise the Option Award prior to the consummation of the change in control.

 Exercise Methods

Mr. Mazanderani may elect to pay for the number of shares for which the Option Award is being exercised (1) in cash (US dollars), (2) if acceptable to us, through an offset against any amount owed by us to the Employee; (3) a tender to us, or attestation to the ownership, of Shares owned by the Employee (including Shares deliverable upon exercise of the Option Award); (4) a Cashless Exercise; (5) via a net exercise mechanism for all or any vested portion of the Option Award without payment of the Exercise Price in cash, pursuant to which we will issue a number of whole shares determined in accordance with an agreed formula; (6) any combination of the foregoing; or (7) any other means acceptable to us. The agreed net exercise formula is:

X = Y × (A - B) / A

Where:

X = the number of Shares to be issued to the Employee upon such Net Exercise;

Y = the total number of Shares as to which the Option is being exercised;

A = the Fair Market Value per Share on the date on which the Exercise Notice is given; and

B = the Exercise Price per Share.

The Fair Market Value in A above refers to a price that is equal to the volume-weighted average price ("VWAP") per share traded on NASDAQ over the trading days falling within the 30-day period terminating on the day prior to the date on which the Exercise Notice is given, as derived from the Bloomberg database.

Clawback

The Option Award is subject to our clawback policy, as in effect from time to time.

Other Details Regarding the Option Award

 Administration

 The Option Award will be administered by the Board,  or the remuneration committee of the Board (the "Committee"). The Committee has the power and authority, in good faith, to interpret the Option Agreement and adopt rules for its administration, interpretation and application of the terms of the Option Award. All actions taken, and interpretations and determinations made, by the Committee in good faith with respect to the Option Award are final and binding on Mr. Mazanderani and any other interested persons.

Certain Other Adjustments Upon Certain Transactions

In the event of any dividend or other distribution (whether in the form of cash, shares of our common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of our securities, or other change in our corporate structure affecting its common stock, then the Committee, in order to prevent the diminution or enlargement of the benefits or potential benefits intended to be made available under the Option Award (and in a manner that will not provide any greater benefit or potential benefits than intended to be made available, other than solely to reflect changes resulting from any such triggering event), will adjust the number, class and price of the shares underlying the Option Award. In the event of a proposed dissolution or liquidation our company and to the extent the Option Award has not been previously exercised, it will terminate immediately before the completion of such proposed dissolution or liquidation.

Certain Other Securities Information

Shares issuable under the Option Agreement may be authorized but unissued, or reacquired, common stock of our company.

Tax Withholdings

If there are any tax withholdings required, we may withhold such amounts and Mr. Mazanderani otherwise agrees to provide for any sums required to satisfy any tax or social insurance obligations. We have no obligation to deliver shares until our tax and social insurance withholding obligations have been satisfied by Mr. Mazanderani. We may, in our sole discretion, permit Mr. Mazanderani to satisfy, in whole or in part, any tax and social insurance withholding obligation which may arise in connection with the Option Award either (i) by electing us to withhold from the shares to be issued upon exercise of the Option Award, (ii) by electing to deliver to already-owned shares to us; or (iii) by paying us a cash amount .

Non-transferability

 The Option Award may not be transferred in any manner other than by will or the laws of descent or distribution and may be exercised during Mr. Mazanderani's lifetime only by him, except in the event of Mr. Mazanderani's death or Disability as described above.

 Potential Ownership of Securities

As of the record date for this meeting, Mr. Mazanderani beneficially owned 2,948,538 shares of our common stock. Mr. Mazanderani holds a vested option under our Amended and Restated 2022 Stock Incentive Plan to acquire 500,000 shares at an exercise price of $3.50 per share (the "Incentive Plan Award"). These options are currently exercisable. Mr. Mazanderani also holds vested options to acquire 1,000,000 shares each in four tranches, at exercise prices at $6, $8, $11 and $14 per tranche (together with the Incentive Plan Award, the "Prior Option Award"). These 4,000,000 options may only be exercisable during the period commencing January 31, 2028 and ending on January 31, 2029. Theoretically, if Mr. Mazanderani elected to exercise both the Option Award and the Prior Option Award in full, his beneficial ownership would represent approximately 8.7% of the outstanding shares of our common stock based on the total outstanding shares as of the record date.

 Shareholder Approval

 In the event that our shareholders do not approve the grant of the share option to Mr. Ali Mazanderani pursuant to the Option Agreement, the Option Award will automatically be forfeited.

 Effect of Issuance of Additional Shares of Common Stock

 If this Proposal 1 is approved by shareholders, and if the Option Award vests, we will be issuing additional shares of common stock, increasing the number of shares of common stock outstanding. As a result, our shareholders will incur dilution of their percentage ownership upon any issuance of shares of common stock pursuant to the Option Award.

 Since the number of shares issued will depend on to what extent the Option Award is exercised, we cannot predict the number of shares that will actually be issued. If there is an issuance of shares of common stock pursuant to the terms of the Option Agreement, it will result in an increase in the number of shares of common stock outstanding, and, as a result, shareholders will own a smaller percentage of outstanding shares of our common stock and will experience a reduction in the percentage interests in voting power. Further, the issuance or resale of our common stock could cause the market price of our common stock to decline.

Accounting and Tax Considerations

Accounting Consequences

We follow FASB Accounting Standards Codification Topic 718, Compensation-Stock Compensation ("ASC Topic 718") for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all stock-based compensation awards made to employees and directors based on the grant date "fair value" of these awards. Pursuant to ASC Topic 718, this calculation cannot be made for the Option Award prior to the date on which it is approved by our shareholders, which will be the "grant date" for accounting purposes.

Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award. Accordingly, the Option Award would result in the recognition of additional stock-based compensation expense over the term of the award as the Option Award vests as determined by the Committee pursuant to ASC Topic 718. Assuming that June 18, 2026, was the grant date to measure the stock-based compensation charge related to the Option Award, the grant date fair value would be $1.6 million using the following assumptions (i) a strike price of $5.00, (ii) a market price of $4.55, (iii) an expected dividend yield of 0%, (iv) an expected 1,502 day volatility of 42.31%, (v) a risk-free rate of 4.21% and (vi) an expected life (in days) of 1,502 days. Using the shareholder approval date of August 3, 2026, and a vesting date of April 1, 2028, we would expect to record a stock-based compensation charge of $0.9 million and $0.7 million during the years ended June 30, 2027 and 2028, respectively.

Federal Income Tax Consequences

The following discussion is a brief summary of the principal United States federal income tax consequences of the Option Award under the U.S. Internal Revenue Code (the "Code") as in effect on the date of this proxy statement. The following summary assumes that Mr. Mazanderani files a tax return in the U.S. The Code and its regulations are subject to change. This summary is not intended to be exhaustive and does not describe, among other things, state, local or non-U.S. income and other tax consequences. The specific tax consequences to Mr. Mazanderani will depend upon his future individual circumstances.

Tax Effect for Mr. Mazanderani

Mr. Mazanderani did not have taxable income from the grant of the Option Award, nor will he have taxable income from shareholder approval of the Option Award if such approval occurs. If and when Mr. Mazanderani exercises any portion of the Option Award that is in the money, he will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of our company's shares purchased over the exercise price of the option. Any taxable income recognized in connection with the exercise of the Option Award by Mr. Mazanderani will be subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares will be capital gain or loss.

Tax Effect for our Company

We do not expect to be entitled to a material tax deduction in connection with the Option Award. In most cases, companies are entitled to a tax deduction in an amount equal to the ordinary income realized by a participant when the participant exercises a non-statutory share option and recognizes such income. However, Section 162(m) of the Code limits the deductibility of compensation paid to our Executive Chairman and other "covered employees" as defined in Section 162(m) of the Code. No tax deduction is allowed for compensation paid to any covered employee to the extent that the total compensation for that executive exceeds $1,000,000 in any taxable year. Under Section 162(m) of the Code, as most recently amended, we expect that Mr. Mazanderani always will be a covered employee for purposes of Section 162(m) of the Code. Therefore, in any given year in which Mr. Mazanderani exercises all or part of the Option Award, we will be able to take a tax deduction of only $1,000,000 with respect to his total compensation, including pursuant to his employment agreement, regardless of the amount of compensation recognized by Mr. Mazanderani from the exercise of the Option Award.

Supporting Statement of the Board

 We are asking shareholders to vote their shares "FOR" the approval of the Share Option Agreement Proposal. In granting the Option Award, the Board sought to balance a variety of important objectives, including:

  Aligning Mr. Mazanderani's interests with those of our shareholders by motivating him to achieve growth in our company and its stock price;
  Encouraging Mr. Mazanderani's continued leadership and direction of our company; and
  Linking Mr. Mazanderani's compensation to our performance so that he benefits when our shareholders benefit.

The Board believes that it is imperative to retain Mr. Mazanderani, to incentivize him to continue his efforts to guide our company, and to motivate Mr. Mazanderani in his efforts to drive continued growth for our company.

Vote Required; Recommendation of the Board

Assuming the existence of a quorum, this Proposal 1 will be approved if the number of shares of our common stock voted in favor of this proposal exceeds the number of shares of our common stock voted in opposition to this proposal.

The Board recommends a vote FOR the Share Option Agreement Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents, as of June 15, 2026, information about beneficial ownership of our common stock by:

  each person or group of affiliated persons who or which, to our knowledge, owns beneficially more than 5% of our outstanding shares of common stock;
  each of our current directors and named executive officers; and
  all of our current directors and executive officers as a group.

Beneficial ownership of shares is determined in accordance with SEC rules and generally includes any shares over which a person exercises sole or shared voting or investment power. The beneficial ownership percentages set forth below are based on 85,796,794 shares of common stock outstanding as of June 15, 2026. All shares of common stock, including that common stock underlying share options that are presently exercisable or exercisable within 60 days after June 15, 2026 (which we refer to as being currently exercisable) by each person are deemed to be outstanding and beneficially owned by that person for the purpose of computing the ownership percentage of that person, but are not considered outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, to our knowledge, each person listed in the table below has sole voting and investment power with respect to the shares shown as beneficially owned by such person, except to the extent applicable law gives spouses shared authority.

Except as otherwise noted, each shareholder's address is c/o Lesaka Technologies, Inc., 7 Parks Boulevard, Oxford Parks, 1st  Floor, Dunkeld, Johannesburg, 2196, South Africa.

Name	Shares of Common Stock Beneficially Owned
	Number	%
Antony Ball	-	-
Nonku Gobodo	-	-
Steven Heilbron(1)	750,000	*
Lincoln Mali(2)	480,755	*
Ali Mazanderani(3)	2,948,538	3.4%
Venessa Naidoo	-	-
Kuben Pillay	-	-
Ekta Singh-Bushell	7,000	*
Dan Smith(4)	250,500	*
Dean Sparrow	-	-
Value Capital Partners (Pty) Ltd (5)	15,642,598	18.2%
IFC Investors and Related Entities(6)	8,516,721	9.9%
Apis Growth 13 Ltd(7)	4,804,062	5.6%
The Goldman Sachs Group, Inc.(8)	4,999,960	5.8%
Morgan Stanley(9)	5,211,240	6.1%
Directors and Executive Officers as a Group(10)	4,436,793	5.1%
____________________

*Less than one percent

(1) Comprises 750,000 shares of common stock.

(2) Comprises (i) 125,662 shares of common stock; and (ii) 355,093 shares of restricted stock, the vesting of which is subject to the satisfaction of certain time-based vesting conditions.

(3) Comprises (i) 2,448,538 shares of common stock and (ii) options to purchase 500,000 shares of common stock, all of which were exercisable as of June 15, 2026.

(4) Comprises (i) 63,833 shares of common stock; and (ii) 186,667 shares of restricted stock, the vesting of which is subject to the satisfaction of certain financial performance and other conditions.

(5) VCP has sole voting and dispositive power over these securities. VCP's business address is 173 Oxford Road, 8th Floor, Rosebank, Gauteng, 2196, South Africa. Antony Ball is the non-executive chairman of VCP.

(6) Based on information available to us as of the record date, including Amendment No. 4 to Schedule 13D/A filed on March 17, 2026, and subsequent Form 4 filings, the IFC Investors and related entities beneficially own an aggregate of 8,516,721 shares. According to Amendment No. 4 to Schedule 13D/A filed by the IFC Investors and related entities with the SEC on March 17, 2026: (a) International Finance Corporation ("IFC") beneficially owns an aggregate of 3,271,862 common shares as to which it has sole voting and dispositive power, (b) IFC African, Latin American and Caribbean Fund, LP ("ALAC") beneficially owns an aggregate of 2,527,375 common shares as to which it has shared voting and dispositive power, (c) IFC African, Latin American and Caribbean Fund (GP) LLC ("ALAC GP") beneficially owns an aggregate of 2,527,375 common shares as to which it has shared voting and dispositive power, (d) IFC Financial Institutions Growth Fund, LP ("FIG") beneficially owns an aggregate of 3,302,551 common shares as to which it has shared voting and dispositive power, and (e) IFC FIG Fund (GP), LLP ("FIG GP") beneficially owns an aggregate of 3,302,551 common shares as to which it has shared voting and dispositive power. Each of ALAC, a United Kingdom limited partnership, and FIG, a United Kingdom limited partnership, is primarily engaged in the business of investing in securities. ALAC GP, a Delaware limited liability company, is primarily engaged in the business of serving as the general partner of ALAC. FIG GP, a United Kingdom limited liability partnership, is primarily engaged in the business of serving as the general partner of FIG. Each of ALAC and FIG are funds managed by IFC Asset Management Company LLC, a wholly-owned subsidiary of IFC, that invests third party capital in conjunction with IFC investments. The business address of the aforementioned entities is 2121 Pennsylvania Avenue, Washington, D.C. 20433.

(7) According to Amendment No. 1 to Schedule 13G filed by Apis Growth 13 Ltd ("Apis") with the SEC on February 6, 2026, Apis has sole voting and dispositive power over these securities. Apis's business address is 1st Floor, Les Fascines A Building, Vivea Business Park, Moka City 81406, Mauritius.

(8) According to Amendment No. 3 to Schedule 13G filed by The Goldman Sachs Group, Inc. ("Goldman Sachs") with the SEC on February 6, 2025, Goldman Sachs has shared voting and dispositive power over these securities. Goldman Sachs's business address is 200 West Street, New York, NY 10282.

(9) According to Amendment No. 3 to Schedule 13G filed by Morgan Stanley with the SEC on February 4, 2025, Morgan Stanley has shared voting and dispositive power over these securities. Morgan Stanley's business address is 1585 Broadway, New York, NY 10036.

(10) Represents shares beneficially owned by our directors and executive officers as a group. Includes 541,760 shares of restricted stock, the vesting of which is subject to certain conditions discussed above and options to purchase 500,000 shares of common stock, all of which were exercisable as of June 15, 2026.

ADDITIONAL INFORMATION

Shareholder Proposals and Director Nominations for the 2026 Annual Meeting

Qualified shareholders who wish to have proposals presented at the 2026 annual meeting of shareholders must deliver them to us by June 29, 2026, in order to be considered for inclusion in next year's proxy statement and proxy pursuant to Rule 14a-8 under the Exchange Act. Shareholders who intend to present an item of business for our 2026 annual meeting of shareholders (other than a proposal presented for inclusion in next year's proxy statement and proxy pursuant to Rule 14a-8) must provide notice of such business to us by June 29, 2026, as set forth more fully in Section 2.08 of our Amended and Restated By-Laws. Shareholders who wish to nominate one or more persons for election as directors must provide notice of such nominations to us by June 29, 2026, as set forth more fully in Section 4.16 of our Amended and Restated By-Laws. All proposals and nominations must be delivered to us at our principal executive offices at P.O. Box 2424, Parklands 2121, South Africa.

Householding of Proxy Materials

We have adopted a procedure approved by the SEC called "householding". Under this procedure, multiple shareholders who share the same last name and address will receive only one copy of the proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt out of householding and receive multiple copies of the proxy materials at the same address, you may do so at any time prior to 30 days before the mailing of proxy materials, by notifying us in writing at: Lesaka Technologies, Inc., P.O. Box 2424, Parklands 2121, South Africa, Attention: Lesaka Technologies, Inc. Corporate Secretary. You also may request additional copies of the proxy materials by notifying us in writing at the same address.

If you share an address with another shareholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above-referenced address.

Other Matters

The Board knows of no other matters that will be presented for consideration at the special meeting. Return of a valid proxy, however, confers on the designated proxy holders the discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors, Kuben Pillay Lead Independent Director
July 2, 2026

THE BOARD HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY.

Appendix A - Option Award Agreement

LESAKA TECHNOLOGIES, INC.

SHARE OPTION AGREEMENT

Lesaka Technologies, Inc., a Florida corporation (the "Company") has granted to the Employee named below (the "Employee"), effective as of May 12, 2026, an option (the "Option") to purchase certain shares of common stock, par value $0.001 per share, of the Company (the "Shares") upon the terms and conditions set forth in this Share Option Agreement (the "Agreement") and the additional provisions included in Exhibit A hereto, titled "Additional Provisions of Share Option Agreement" (the "Additional Provisions"), the provisions of which are incorporated into this Agreement. By signing this Agreement, the Employee: (a) acknowledges he has read this Agreement, (b) accepts the Option subject to all of the terms and conditions of this Agreement, (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Company upon any questions arising under this Agreement and (d) agrees and acknowledges that the Option shall be cancelled without the requirement for any further action if not approved by the Company's shareholders at a special shareholders' meeting of the Company (the "Meeting") called for purposes of approving the Option on or before April 1, 2028. For purposes of this Agreement, actions and determinations to be made by the Company may be made by the Board of Directors of the Company or by the Remuneration Committee of the Board of Directors or any such other committee or delegate as may be appointed by the Board of Directors from time to time (the "Committee") in its sole discretion, as applicable, and the decisions, interpretations and actions of the Committee shall be final and conclusive on all parties.

Name of Employee:	Ali Mazanderani
Aggregate Number of Option Shares:	1,000,000
Exercise Price:	$5.00
Option Expiration Date:	April 1, 2030

For clarity, as used in this Agreement, the term "exercise" means to acquire ownership of Shares which are the subject of the Option in accordance with the terms of this Agreement. The Option may be exercised, in whole or in part, during the Exercise Period, provided that the Employee is continuously employed by the Company from May 12, 2026 to April 1, 2028 (the "Vesting Condition"), pursuant to that certain Employment Agreement with the Company dated December 4, 2023, as amended or replaced from time to time (the "Employment Agreement"). In no event shall the Option be exercisable after the Option Expiration Date. The "Exercise Period" shall begin on the earlier to occur of (i) the date of Employee's termination of Service for death or Disability (as defined below) so long as the Vesting Condition has been satisfied as of such date or (ii) April 1, 2029, and shall end on the Option Expiration Date.  For avoidance of doubt, there shall be no exercise period if the Employee is not continuously employed by the Company from May 12, 2026 through April 1, 2028 for any reason.

1. Definitions and Construction.

Unless otherwise defined in this Agreement, capitalized terms have the meanings ascribed to them in the Additional Provisions. The captions and titles contained in this Agreement are for convenience only and do not affect the meaning or interpretation of any provision of this Agreement.

2. Tax Consequences.

This Option is intended to be a non-statutory share option and shall not be treated as an incentive stock option within the meaning of Section 422(b) of the Code. This Option will be subject to the tax laws of the country or jurisdiction in which the Employee is a tax resident or is otherwise subject to taxation.

3. Exercise of the Option.

3.1 Discretionary Exercise. The Option shall be exercisable in the discretion of the Employee prior to termination of the Option in an amount not to exceed the number of Shares for which the Option is then exercisable less the number of Shares previously acquired upon exercise of the Option. Exercise of the Option shall be by means of electronic or written notice (the "Exercise Notice") in a form authorized by the Company which states the Employee's election to exercise the Option, the number of whole Shares for which the Option is being exercised and such other representations and agreements as to the Employee's investment intent with respect to such Shares as may be required pursuant to the provisions of this Agreement, the Additional Provisions or by applicable law. Further, each Exercise Notice must be (a) signed or otherwise authenticated by the Employee in a manner acceptable to the Company, (b) received by the Company or the Company's authorized representative, in a manner acceptable to the Company, prior to the termination of the Option as set forth in Section 5 of this Agreement, and (c) accompanied by full payment of the relevant aggregate Exercise Price for the number of Shares being purchased. The Option exercise will be effective upon receipt by the Company or the Company's authorized representative of such electronic or written Exercise Notice and the relevant aggregate Exercise Price. Notwithstanding the foregoing, if at any time the Company determines that the delivery of Shares under the Additional Provisions or this Agreement is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign (non-United States) securities laws, the right to exercise the Option or receive Shares pursuant to the Option shall be suspended until the Company determines that such delivery is lawful.

3.2 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the relevant aggregate Exercise Price for the number of Shares for which the Option is being exercised may be made (i) in cash (US dollars); (ii) if acceptable to the Company, an offset against any amount owed by the Company to the Employee; (iii) a tender to the Company, or attestation to the ownership, of Shares owned by the Employee (including Shares deliverable upon exercise of the Option Award); (iv) a Cashless Exercise, as defined in Section 3.2(b) of this Agreement; (v) a Net Exercise, as defined in Section 3.2(b) of this Agreement; (vi) any combination of the foregoing; or (vii) any other means acceptable to the Company, in the Company's sole discretion. If Shares are tendered in payment of the Exercise Price, such Shares will be valued at their Fair Market Value (as defined in the Additional Provisions) as of the date on which the exercise occurs.

(b) Limitations on Forms of Consideration.

(i) Tender of Stock. Notwithstanding the foregoing, the Option may not be exercised by tender to the Company, or attestation to the ownership, of Shares to the extent such tender or attestation would violate any law, regulation or agreement restricting the redemption of the Company's stock.

(ii) Cashless Exercise. A "Cashless Exercise" means the delivery of a properly executed Exercise Notice together with irrevocable instructions to a broker in a form acceptable to the Company providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the Shares acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company. The Company reserves the sole and absolute right to establish, decline, suspend or terminate any such program or procedure, including with respect to the Employee notwithstanding that such program or procedures may be available to others.

(iii) Net Exercise. A "Net Exercise" means the exercise of all or any vested portion of the Option without payment of the Exercise Price in cash, pursuant to which the Company shall issue to the Employee a number of whole Shares determined in accordance with the following formula:

X = Y × (A - B) / A

Where:

X = the number of Shares to be issued to the Employee upon such Net Exercise;

Y = the total number of Shares as to which the Option is being exercised;

A = the Fair Market Value per Share on the date on which the Exercise Notice is given; and

B = the Exercise Price per Share.

3.3 Company-Assisted Sales of Shares; Grant of Power of Attorney for Sale of Shares. The Employee acknowledges that he has been advised that it may be impracticable for the Employee on his own to sell, or to arrange for a sale through a broker or otherwise of the Shares acquired upon exercise of the Option. Therefore, the Company expects to assist the Employee in this regard by facilitating the sale of Shares obtained through the exercise of the Option, with the method and timing of such sales to be determined by the Executive Committee of the Company, although the Company has no obligation to do so. However, in the event that the Company does attempt to facilitate any such Share sale, the Company does not represent to the Employee that such sale will be completed, or if it is completed, that Shares will be sold at any particular price or require any particular level of brokerage commissions. The Employee hereby irrevocably constitutes and appoints the Company's chief financial officer or successor, each with full power and authority to act together or alone in any matter hereunder and with full power of substitution, the true and lawful attorneys-in-fact of the Employee (individually an "Attorney" and collectively the "Attorneys"), with full power and authority in the name of, for and on behalf of, the Employee with respect to all matters arising in connection with the sale of the Shares acquired upon the exercise of the Option, including, but not limited to, the power and authority on behalf of the Employee to take any and all of the following actions: (i) to sell such Shares (to be represented by share option exercise forms executed by the Attorneys) through a broker, including a transaction in which the broker will act as a principal, at a purchase price per Share as determined by negotiation between the Company, the Attorneys and the broker and to complete, execute and deliver a stock power in relation to the sale of the Shares; (ii) to execute and deliver any document that may be required in connection with the exercise of the Option and deliver the relevant aggregate Exercise Price and applicable withholding taxes to the Company on behalf of the Employee; (iii) on behalf of the Employee, to make representations and warranties and enter into appropriate agreements to effect the sale of such Shares; (iv) to instruct the Company's transfer agent as the Attorneys shall determine on all matters pertaining to the delivery and custody of certificates for such Shares; (v) to incur or authorize the incurrence of any necessary or appropriate expense in connection with the sale of such Shares; (vi) if necessary, to endorse (in blank or otherwise) on behalf of the Employee the certificate(s) representing such Shares and a stock power or powers attached to such certificate(s); and (vii) to sign such other certificates, documents and agreements and take any and all other actions as the Attorneys may deem necessary or desirable in connection with the consummation of the transactions contemplated by the power of attorney granted under this Section 3.3. Each Attorney may act alone in exercising the rights and powers conferred on the Attorneys.

Each Attorney is hereby empowered to determine in his sole discretion the time or times when, the purpose for and the manner in which any power herein conferred upon him shall be exercised, and the conditions, provisions or covenants of any instrument or document which may be executed by him pursuant hereto. The power of attorney granted under this Section 3.3 is an agency coupled with an interest and all authority conferred hereby shall be irrevocable, and shall not be terminated by any act of the Employee or by operation of law, whether by the death, disability or incapacity of the Employee or by the occurrence of any other event or events. It is understood that the Attorneys assume no responsibility or liability for any aspect of offering or selling any Shares acquired upon exercise of the Option and shall not be liable for any error of judgment or for any act done or omitted or for any mistake of fact or law except for the Attorneys' own gross negligence, willful misconduct or bad faith. It is understood that the Attorneys, in acting pursuant to this power of attorney, are not acting in a fiduciary capacity on behalf of the Employee and are not required to, nor will they necessarily, obtain the best available price or the lowest possible fee or commission when negotiating or otherwise facilitating any sale of Shares pursuant to this power of attorney. The power of attorney granted under this Section 3.3 shall be binding upon the Employee and the Employee's heirs, legal representatives, distributees, successors and assigns.

3.4 Tax and/or Social Insurance Withholding. At the time any withholding is required by applicable law, or at any time thereafter as requested by the Company, the Employee hereby authorizes withholding from payroll and any other amounts payable to the Employee, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax and social insurance withholding obligations of the Company or its affiliate, if any, which arise in connection with the Option. The Company shall have no obligation to deliver Shares until the tax and social insurance withholding obligations of the Company or its affiliate have been satisfied by the Employee. The Company may, in its sole discretion, permit the Employee to satisfy, in whole or in part, any tax and social insurance withholding obligation which may arise in connection with the Option either by electing to have the Company withhold from the Shares to be issued upon exercise that number of Shares, or by electing to deliver to the Company already-owned Shares (in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due), or by electing to pay the relevant amount in cash to the Company.

3.5 Certificate Registration. Physical possession or custody of such stock certificates shall be retained by the Company until such time as the shares are transferable without restriction and, thereafter, the Company shall either issue and deliver to the Employee one or more certificates in the name of the Employee for that number of Shares purchased by the Employee or provide for uncertificated, book entry issuance of those Shares.

3.6 Restrictions on Issuance of Shares. The issuance of Shares upon exercise are subject to compliance with all applicable requirements of U.S. federal, state, local or foreign law with respect to such securities. The Option may not be exercised if the issuance of Shares upon exercise would violate any applicable laws or regulations, or any requirement of any stock exchange or market system upon which the Shares may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act of 1933 (the "Securities Act") shall at the time of exercise of the Option be in effect with respect to the Shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE EMPLOYEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE EMPLOYEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS THEN EXERCISABLE.

The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any Shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Employee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

3.7 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.

4. Non-transferability of the Option.

During the lifetime of the Employee, the Option shall be exercisable only by the Employee or the Employee's guardian, legal representative or attorney-in-fact. The Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Employee or the Employee's beneficiary, except transfer by will or by the laws of descent and distribution. Following the death of the Employee, to the extent provided in Section 6 of this Agreement, the Option may be exercised by the Employee's legal representative or by any person empowered to do so under the deceased Employee's will or under the then-applicable laws of descent and distribution.

5. Termination of the Option.

The Option shall terminate and may no longer be exercised after the first to occur of (a) 10pm (South African Standard Time) on the Option Expiration Date, (b) the date specified in Section 6 of this Agreement in the event of the termination of the Employee's employment or other service with the Company (such employment or other service with the Company referred to hereafter as "Service"), or (c) the occurrence of an event described in Section 2 of the Additional Provisions, to the extent determined by the Company.

6. Effect of Termination of Service or Change in Control

6.1 Termination of Employment. If, upon termination of the Employee's employment with the Company: (i) the Vesting Condition has not already occurred, the Option shall terminate immediately upon the Employee's termination of employment; (ii) the Vesting Condition has occurred, the Option may be exercised during the Exercise Period. The treatment of the Option on a change in control is governed by Section 6 of the Additional Provisions.

6.2 Disability. If the Employee's Service terminates because of the Employee's Disability (as defined below), and the Vesting Condition has occurred as of the date of Employee's Disability, the Option shall be exercisable for the remainder of the Exercise Period. Any remaining unexercised portion of the Option shall terminate upon the Option Expiration Date. For purposes of this Agreement, "Disability" means the inability of the Employee to perform in all material respects the Employee's duties and responsibilities to the Company, or any affiliate of the Company, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Company may reasonably determine in good faith. The Disability determination shall be in the sole discretion of the Company and the Employee (or the Employee's representative) shall furnish the Company with medical evidence documenting the Employee's disability or infirmity which is satisfactory to the Company.

6.3 Death. If the Employee's Service terminates because of the death of the Employee, and the Vesting Condition has occurred as of the date of Employee's death, the Option shall be exercisable, by the Employee's legal representative or other person who acquired the right to exercise the Option by reason of the Employee's death, for the remainder of the Exercise Period. Any remaining unexercised portion of the Option shall terminate upon the Option Expiration Date.

6.4 Other Termination of Service. If the Employee's Service terminates for any reason that does not result in the Vesting Condition being met, the Option shall terminate immediately on the date the Employee's Service terminates.

7. Rights as a Stockholder, Director, Employee or Consultant.

The Employee shall have no rights as a stockholder with respect to any Shares covered by the Option until the date of the issuance of the Shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the Shares are issued. The Employee understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company or an affiliate and the Employee, the Employee's employment is "at will" and is for no specified term. Nothing in this Agreement or the Additional Provisions shall confer upon the Employee any right to continue in the Service of the Company or an affiliate or interfere in any way with any right of the Company or an affiliate to terminate the Employee's service as a director, an employee or consultant, as the case may be, at any time, subject to the terms of the Employment Agreement.

8. Legends.

The Company may at any time place legends referencing any restrictions on transfer and any applicable U.S. federal, state, or foreign securities law restrictions on all certificates representing Shares subject to the provisions of this Agreement. The Employee shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to the Option in the possession of the Employee in order to carry out the provisions of this Section.

9. Miscellaneous Provisions.

9.1 Reservation of Shares. The Company will reserve and set apart and have at all times, free from preemptive rights, a number of authorized but unissued Shares deliverable upon the exercise of this Option sufficient to enable it at any time to fulfill all its obligations hereunder.

9.2 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

9.3 Binding Effect; Parties; Entire Agreement. Subject to the restrictions on transfer set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. This Agreement is between the Employee and the Company. This Agreement shall constitute the entire understanding and agreement of the Employee and the Company with respect to the subject matter contained in this Agreement and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Employee and the Company with respect to such subject matter. To the extent contemplated in this Agreement, the provisions of this Agreement shall survive any exercise of the Option and shall remain in full force and effect.

9.4 Termination or Amendment. The Company may terminate, amend or suspend the Option at any time; provided, however, that except as provided in Section 5 of the Additional Provisions, no such termination or amendment may adversely affect the Option or any unexercised portion of the Option without the consent of the Employee unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

9.5 Delivery of Documents and Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, upon electronic delivery at the e-mail address, if any, provided for the Employee by the Company, or, upon deposit with an internationally recognized overnight courier service with postage and fees prepaid, addressed to the other party at the address of such party set forth in this Agreement or at such other address as such party may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery. This Agreement, the Additional Provisions and any reports of the Company provided generally to the Company's stockholders may be delivered to the Employee electronically. In addition, if permitted by the Company, the Employee may deliver electronically the Exercise Notice called for by Section 3 of this Agreement to the Company or to such third party as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering this Agreement, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b) Consent to Electronic Delivery. The Employee consents to the electronic delivery of this Agreement and any reports of the Company provided generally to the Company's stockholders and, if permitted by the Company, the electronic delivery of the Exercise Notice. The Employee acknowledges that he may receive from the Company a paper copy of any documents delivered electronically at no cost to the Employee by contacting the Company by telephone or in writing. The Employee further acknowledges that the Employee will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Employee understands that the Employee must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Employee may revoke his consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if Employee has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Employee understands that he is not required to consent to electronic delivery of documents.

9.6 Applicable Law. This Agreement shall be governed by the laws of the State of Florida as such laws are applied to agreements between Florida residents entered into and to be performed entirely within the State of Florida.

9.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8 No Future Entitlement. By execution of this Agreement, the Employee acknowledges and agrees that: (i) the grant of an option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or compensation in lieu of options; (ii) all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the maximum number of shares subject to each option and the exercise price, will be at the sole discretion of the Company; (iii) the value of the Option is outside the scope of the Employee's employment contract; (iv) the value of the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (v) the vesting of the Option ceases upon termination of Service with the Company or transfer of employment from the Company, or other cessation of eligibility for any reason, except as may otherwise be explicitly provided in this Agreement; (vi) if the underlying stock does not increase in value, this Option will have no value, nor does the Company guarantee any future value; and (vii) no claim or entitlement to compensation or damages arises if the Option does not increase in value and the Employee irrevocably releases the Company from any such claim that does arise. Neither this Agreement nor any provision thereunder shall be construed so as to grant the Employee any right to remain in the Service of the Company.

9.9 Personal Data. For the exclusive purpose of implementing, administering and managing the Option, the Employee by execution of this Agreement, consents to the collection, receipt, use, retention and transfer, in electronic or other form, of his personal data by and among the Company and its third party vendors. The Employee understands that personal data (including but not limited to, name, home address, telephone number, employee number, employment status, social security number, tax identification number, job and payroll location, data for tax withholding purposes and Shares awarded, cancelled, exercised, vested and unvested) may be transferred to third parties assisting in the implementation, administration and management of the Option and the Employee expressly authorizes such transfer as well as the retention, use, and the subsequent transfer of the data by the recipient(s). The Employee understands that these recipients may be located in the Employee's country or elsewhere, and that the recipient's country may have different data privacy laws and protections than the Employee's country. The Employee understands that data will be held only as long as is necessary to implement, administer and manage the Option. The Employee understands that he may, at any time, request a list with the names and addresses of any potential recipients of the personal data, view data, request additional information about the storage and processing of data, require any necessary amendments to data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company's legal department representative. The Employee understands, however, that refusing or withdrawing his consent may affect his ability to accept an Option.

9.10 The Company's Rights. The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

9.11 Adjustments for Corporate Transactions and Other Events. Adjustments for corporate transactions and other events will be governed under the Additional Provisions.

9.12 Coordination of Additional Provisions. The Additional Provisions apply in addition to the provisions set forth in the Agreement. Any conflict between the Agreement and the Additional Provisions shall be resolved in accordance with the terms of the Additional Provisions. In the event of any matters as to which this Agreement is silent, the Additional Provisions shall govern.

FOR:	LESAKA TECHNOLOGIES, INC.

Signature:

Name:	Dan Smith, Group CFO

Date:

Address:	4th Floor, President Place, Jan Smuts Ave &, Bolton Rd, Rosebank, Johannesburg, 2196, South Africa

ALI MAZANDERANI

Signature:

Date:

Address:

SHARE OPTION EXERCISE NOTICE

Lesaka Technologies, Inc.

Attention: Chief Financial Officer

Dear Sir:

 1. Option. I was granted an option (the "Option") to purchase shares of the common stock (the "Shares") of Lesaka Technologies, Inc. (the "Company") pursuant to my Share Option Agreement (the "Agreement") as follows:

Number of Option Shares:

Exercise Price per Share: US$

 2. Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Shares in accordance with the Agreement:

Total Shares Purchased:

Total Exercise Price (Total Shares X Price per Share) US$ __________________

 3. Payments. I enclose payment in full of the total exercise price for the Shares in the following form(s), as authorized by my Agreement:

☐ Cash: US$

☐ Check: US$

☐ Tender of Company Stock: Contact Company

☐ Net Exercise: Contact Company

 4. Tax and Social Insurance Withholding. I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax and social insurance withholding obligations, if any, of the Company or its affiliate in connection with the Option. I enclose payment in full of my withholding taxes, if any, as follows:

(Contact Company for amount of tax due.)

☐ Cash: US$

☐ Check: US$

 5. Employee Information.

My address is:

My Tax Identification Number is:___________________________________________________________________________

A - 1 -

 6. Binding Effect. I agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Agreement, to all of which I hereby expressly assent. This Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

 I understand that I am purchasing the Shares pursuant to the terms of my Agreement, a copy of which I have received and carefully read and understand.

Very truly yours,

____________________________________

(Signature)

Receipt of the above is hereby acknowledged.

LESAKA TECHNOLOGIES INC.

By: ________________________________________

Title: ______________________________________

Dated:

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EXHIBIT A

ADDITIONAL PROVISIONS OF SHARE OPTION AGREEMENT

1) Definitions. Wherever the following capitalized terms are used in the Agreement, they shall have the respective meanings set forth below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

Board: The Board of Directors of the Company.

Company: Lesaka Technologies, Inc.

Fair Market Value: A price that is equal to the volume-weighted average price (VWAP) per share traded on NASDAQ over the trading days falling within the 30-day period terminating on the day prior to the date on which the Exercise Notice is given, as derived from the Bloomberg database. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

Subsidiary: With reference to the Company, a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

Tax Obligations. Any tax and/or social insurance liability obligations and requirements in connection with the Option, including, without limitation, (i) all federal, state, and local taxes (including Employee's Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or other payment of tax-related items related to the Option and legally applicable to Employee, (ii) Employee's and, to the extent required by the Company, the Company's fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of the Option or sale of Shares, and (iii) any other Company taxes the responsibility for which Employee has, or has agreed to bear, with respect to the Option (or exercise thereof or issuance of Shares thereunder).

2) Term of Option. The Option awarded by the Agreement may be exercised only within the term specified in the Agreement and may be exercised during such term only in accordance with the terms and conditions of the Agreement. In the event that the Company's shareholders (a) do not approve the Option by April 1, 2028, or (b) vote upon the Option at any meeting of the Company's shareholders and do not approve the Option by the requisite vote, in each case in accordance with the applicable rules of the Nasdaq Stock Market LLC, the Option automatically will be forfeited as of such date and Employee shall have no further rights to the Option or any Shares underlying the option. In no event may the Option or any portion thereof be exercised before the Company's shareholders approve the Option, notwithstanding any vesting of all or a portion of the Option prior to such shareholder approval.

3) Substitute Awards. Awards may, in the discretion of the Committee, be made under the Agreement in assumption of, or in substitution for, the outstanding Option previously granted by the Company or its Subsidiaries and Affiliates or a company acquired by the Company or its Subsidiaries or Affiliates or with which such entity combines, on such terms as the Committee in good faith determines to be equitable under the circumstances.

4) Trading Policy Restrictions; Clawback Policy. The Option issued under the Agreement and any shares issued thereby shall be subject to the Company's insider trading policies and procedures, as in effect from time to time; and shall be subject to the Company's clawback policy, as in effect from time to time. Employee acknowledges that he has received current copies of both (i) the Company's insider trading policies and procedures and (ii) the Company's clawback policy.

5) Adjustments Upon Certain Events.

a) Subject to Section 6 below, if, as a result of any:

reorganization,

recapitalization,

reclassification,

stock dividend,

stock split,

reverse stock split, or

other similar change in the Company's capital stock,

the outstanding Shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding Shares are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in:

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i) the maximum number of Shares that may be issued under the Agreement,

ii) the number and kind of Shares or other securities subject to the Agreement,

iii) the exercise prices for each Share subject to the Option subject to the Agreement, without changing the relevant aggregate exercise price (i.e., the relevant exercise price multiplied by the number of shares subject to the Agreement) as to the Option as remains exercisable.

The Committee shall also make equitable or proportionate adjustments in the number of Shares subject to the Option and the exercise price and the terms of the Option to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event.

The adjustment by the Committee shall be final, binding and conclusive.

6) Change in Control.

a) In the case of and subject to the consummation of a Change in Control, the parties to such transaction thereto may cause the assumption or continuation of the Option theretofore granted by the successor entity, or the substitution of the Option with new awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Change in Control do not provide for the assumption, continuation or substitution of the Option, upon the effective time of the Change in Control, the Agreement and the Option granted hereunder shall terminate. In such case, the Option shall become fully vested and exercisable as of the effective time of the Change in Control in the Committee's discretion. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the Employee holding the Option, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the sale price multiplied by the number of Shares subject to the Option (to the extent then exercisable at prices not in excess of the sale price) and (B) the relevant aggregate exercise price of the Option (provided that, in the case of the Option having an exercise price equal to or greater than the sale price, the Option shall be cancelled for no consideration); or (ii) the Employee shall be permitted, within a specified period of time prior to the consummation of the Change in Control as determined by the Committee, to exercise the Option (to the extent then exercisable) held by Employee.

b) For purposes of the Agreement, a "Change in Control" of the Company shall mean: the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation or stock transfer, but excluding any such transaction effected primarily for the purpose of changing the domicile of the Company or a bona-fide financing of the Company), unless the Company's stockholders of record immediately prior to such transaction or series of related transactions hold, immediately after such transaction or series of related transactions, at least 50% of the voting power of the surviving or acquiring entity (provided that the sale by the Company of its securities for the purposes of raising additional funds shall not constitute a Change in Control hereunder); or a sale of all or substantially all of the assets of the Company. Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to have under this Section 6 occurred solely because (1) the Company, (2) an Affiliate or Initial Shareholders, (3) any one or more members of executive management of the Company or its subsidiaries, (4) any employee stock ownership plan or any other employee benefit plan of the Company or any Affiliate or (5) any combination of the Persons referred to in the preceding clauses (1) through (4) becomes the actual or beneficial owner (within the meaning of rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act")) of 50% or more of the Voting Securities of the Company. As used in this Section 6, the following terms shall have the meanings set forth below:

i) "Initial Shareholders" means the stockholders of the Company immediately prior to any transaction which may constitute a Change in Control.

ii) "Person" means any individual, corporation, partnership, group, association or other "person," as such term is used in section 14(d) of the Exchange Act.

iii) "Voting Securities" means, with respect to any Person, any securities entitled to vote (including by the execution of action by written consent) generally in the election of directors of such Person (together with direct or indirect options or other rights to acquire any such securities).

7) Additional Conditions to the Option. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or non-U.S. law, the tax code and related regulations or under the rulings or regulations of the SEC or any other governmental regulatory body or the clearance, consent or approval of the SEC or any other governmental regulatory authority (together, the "Issuance Requirements") is necessary or desirable as a condition to the purchase by, or issuance of Shares to, Employee (or Employee's estate) hereunder, such purchase or issuance will not occur unless and until such Issuance Requirements will have been completed, effected or obtained free of any conditions not acceptable to the Company. Shares will not be issued pursuant to the exercise of the Option unless the exercise of the Option and the issuance and delivery of such Shares will comply with applicable laws and, to the extent the Company determines to be appropriate, will be further subject to the approval of counsel for the Company with respect to such compliance.

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8) Tax Obligations. Employee acknowledges that, regardless of any action taken by the Company, the ultimate liability for any Tax Obligations is and remains the Employee's responsibility and may exceed the amount actually withheld by the Company. The Employee further acknowledges that the Company (A) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends or other distributions, and (B) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Employee's liability for Tax Obligations or achieve any particular tax result. Further, if the Employee is subject to Tax Obligations in more than one jurisdiction between the date on which the Option was granted by the Board and the date of any relevant taxable or tax withholding event, as applicable, Employee acknowledges that the Company may be required to withhold or account for Tax Obligations in more than one jurisdiction. If the Employee fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, the Employee acknowledges and agrees that the Company may refuse to issue or deliver the Shares.

9) Section 409A. In the event the Option provides for "nonqualified deferred compensation" within the meaning of Section 409A, the Option shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. If any amount under the Agreement is payable upon a "separation from service" (within the meaning of Section 409A) to the Employee who is then considered a "specified employee" (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Employee's separation from service, or (ii) the Employee's death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties, and/or additional tax imposed pursuant to Section 409A. In addition, the settlement of the Option may not be accelerated except to the extent permitted by Section 409A.

10) Committee Authority. The Committee has the power and authority to construe and interpret the Agreement and to adopt such rules for the administration, interpretation and application of the Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not the Option or a portion thereof has vested and whether any Change in Control has occurred). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Agreement.

11) Agreement Severable. In the event that any provision in the Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Agreement.

12) Modifications to the Agreement. The Agreement constitutes the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he is not accepting the Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to the Agreement can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Agreement, the Company reserves the right to revise the Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Employee, to comply with Code Section 409A or otherwise to avoid imposition of any additional tax or income recognition under Code Section 409A in connection with this Option.

13) No Waiver. Either party's failure to enforce any provision or provisions of the Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of the Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

14) No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Agreement, or the Employee's acquisition or sale of the underlying Shares. The Employee is hereby advised to consult with the Employee's own tax, legal and financial advisors regarding the Agreement before taking any action related to the Agreement.

15) Leave of Absence. Unless the Committee provides otherwise, vesting of the Option will be suspended during any unpaid leave of absence.

16) Limitation on Repricing. Unless such action is approved by the Company's shareholders, the Company may not (except as provided in the Agreement and these Additional Provisions): (1) amend the Option granted under the Agreement to provide an exercise price per share that is lower than the then-current relevant exercise price per share of the Option, as applicable; (2) cancel the Option and grant in substitution new options under the Agreement covering the same or a different number of Shares and having an exercise price per share lower than the then-current relevant exercise price per share of the cancelled Option; (3) cancel in exchange for a cash payment the Option with an exercise price per share above the then-current Fair Market Value of the Shares (valued in the manner determined by (or in the manner approved by) the Committee); or (4) take any other action under the Agreement that constitutes a "repricing" within the meaning of the rules of the Nasdaq Global Market or any other exchange or marketplace on which the Shares are listed or traded.

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Lesaka
Where You Are

LESAKA TECHNOLOGIES, INC.

VOTE

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposal — The Board of Directors recommends a vote FOR Proposal 1.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on your stock certificates. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — LESAKA TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy is solicited on behalf of the Board of Directors of Lesaka Technologies, Inc. for the Special Meeting of Shareholders to be held on August 3, 2026. The undersigned appoints Dan Smith and Lincoln Mali, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of the common stock of Lesaka Technologies, Inc. which the undersigned may be entitled to vote at the Special Meeting, and at any adjournment or postponement thereof, as indicated on the reverse side of this proxy.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, then this proxy will be voted FOR proposal 1.

THE BOARD HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE OR MAIL TO:

Proxy Services
c/o Computershare
PO Box 43017
Providence, RI 02940-3017

(Please Sign on Reverse Side)

C Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

LESAKA TECHNOLOGIES, INC.

Using a black ink pen, mark your votes with an X as shown in this example.
Please do not write outside the designated areas. X

Special Meeting Proxy Card for Shareholders Registered on South African Branch Register

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR Proposal 1.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on your stock certificates. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy for Shareholders Registered on South African Branch Register

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This South African proxy is solicited on behalf of the Board of Directors of Lesaka Technologies, Inc. for the Special Meeting of Shareholders to be held on August 3, 2026. The undersigned appoints Dan Smith and Lincoln Mali, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of the common stock of Lesaka Technologies, Inc. which the undersigned may be entitled to vote at the Special Meeting, and at any adjournment or postponement thereof, as indicated on the reverse side of this South African proxy.

This South African proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, then this proxy will be voted FOR proposal 1.

This South African proxy must be lodged, posted or emailed to JSE Investor Services (Proprietary) Limited (using the contact details below), so as to reach them by 16:00 (SA time) on July 27, 2026. South African shareholders that have already dematerialized their shares through a CSDP or broker, other than with own-name registration, should not complete this South African proxy. Instead, they should provide their CSDP or broker with their voting instructions or, alternatively, they should inform their CSDP or broker of their intention to attend the Special Meeting in order for their CSDP or broker to be able to issue them with the necessary authorization to enable them to attend such Special Meeting.

THE BOARD HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE SOUTH AFRICAN PROXY IN THE ENCLOSED ENVELOPE OR MAIL TO:

JSE INVESTOR SERVICES (PTY) LTD
Physical address: One Exchange Square, 2 Gwen Lane, Sandown, Sandton, 2196, South Africa
Postal address: PO Box 4844 Johannesburg 2000

E-mail: meetfax@jseinvestorservices.co.za

(Please Sign on Reverse Side)

C Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.